Exhibit 10.9

               FORM OF AMENDMENT TO SECURITIES PURCHASE AGREEMENT

         Reference is made to the Securities Purchase Agreement (together with the schedules and exhibits hereto, the "Agreement"), dated as of December 31, 2004, by and between Advance Nanotech, Inc., a Colorado corporation (the "Company"), and each of the Persons (as defined in the Securities Purchase Agreement) who has executed a signature page to the Securities Purchase Agreement and whose subscription has been accepted by the Company (each a "Purchaser," and together, the "Purchasers").

         All capitalized terms not otherwise defined herein have the meanings assigned to such terms in, or by reference in, the Agreement.

         As described in Section 1.1 of the Agreement, the Company is engaged in the Offering of up to 7,000,000 shares of Common Stock at $2.00 per share, subject to the right of the Company, in its sole discretion, to increase the Offering by up to ten percent (10%). In addition to the Shares, for every two Shares acquired by a Purchaser at an applicable Closing pursuant to the Agreement, the Company shall deliver to such Purchaser a Warrant to purchase one share of Common Stock at $3.00 per share.

         Pursuant to Section 2 of the Agreement, the Final Closing will take place on the earlier to occur of (i) December 31, 2004 or (ii) the sale of all of the Securities being offered hereby, unless the date is extended, without notice to investors, by the Company in its sole discretion for up to an additional 30 days. The Company has so extended the date for the Final Closing and the Termination Date.

         Section 11.3 of the Agreement provides that the Agreement may be amended by mutual written agreement of the Company and a majority in interest of the Purchasers.

         The Company and the undersigned Purchasers, who constitute Purchasers of a majority of shares sold to date in the Offering, have determined that in view of the over subscription for the Offering and the Company's business plans, it is in the best interests of the Company and its shareholders to increase the number of shares being offered in the Offering and to further extend the date for the Final Closing and the Termination Date of the Offering.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

         1. The Agreement is hereby amended to provide that the Company may sell an aggregate of up to 10,000,000 shares in the Offering pursuant to the Agreement (inclusive of shares sold in the Offering to date), with no overallotment option beyond the 10,000,000 shares. The Shares shall otherwise be sold on the same terms and conditions as heretofore existing including, without limitation, the purchase price of $2.00 per share and one Warrant for every two
(2) Shares purchased in the Offering.

         2. The Agreement is further amended to provide that the Company, in its sole discretion, and without notice, may extend the date for the Final Closing and the Termination Date to not later than Wednesday, February 2, 2005.

         3. The other Transaction Documents are amended as necessary to reflect the foregoing amendment.

         4. As so amended, the Agreement and the other Transaction Documents remain in full force and effect.

         5. This Amendment to the Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

         6. This Amendment to the Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.


         IN WITNESS WHEREOF, the undersigned, being duly authorized to do the same, have executed and delivered this Amendment to the Agreement, as of January 27, 2005.


         ADVANCE NANOTECH, INC.

By:  /s/ Magnus Gittins
-----------------------------
Magnus Gittins
Chief Executive Officer


         [PURCHASER: Name]